BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES NEW YORK	Two Embarcadero Center, 28th Floor San Francisco, California 94111-3823 TELEPHONE (415) 984-8700 FACSIMILE (415) 984-8701 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

___________, 2011

IMH Financial Corporation
4900 N. Scottsdale Road #5000
Scottsdale, Arizona 85251

Re:	Registration of Securities of IMH Financial Corporation on Form S-11
(File No. 333-170157)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-11 (File No. 333-170157), filed by IMH Financial Corporation, a Delaware corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 27, 2010, as amended by Amendment No. 1 thereto, filed with the SEC on January 21, 2011 (collectively, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale of up to [_______] shares of the Company’s common stock, $0.01 par value per share (the “Shares”).

We have examined originals or copies of those corporate and other records and documents we considered appropriate.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents.  As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion, and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the Underwriting Agreement against payment therefor, will be validly issued, fully paid and non-assessable.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus that constitutes part of the Registration Statement.

Respectfully submitted,